Exhibit 99.1

HF2 FINANCIAL MANAGEMENT INC.

(A Company in the Development Stage)

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

HF2 Financial Management Inc.

We have audited the accompanying balance sheet of HF2 Financial Management Inc. (formerly H2 Financial Management Inc.) (a company in the development stage) (the “Company”) as of December 31, 2012 and March 27, 2013 and the related statements of operations, stockholders’ equity, and cash flows for the period from October 5, 2012 (inception) through December 31, 2012 , the period from January 1, 2013 to March 27, 2013 and for the cumulative period from October 5, 2012 (inception) to March 27, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HF2 Financial Management Inc. (a company in the development stage), as of December 31, 2012 and March 27, 2013, and the results of its operations and its cash flows for the period from October 5, 2012 (inception) through December 31, 2012, the period from January 1, 2013 to March 27, 2013 and for the cumulative period from October 5, 2012 (inception) to March 27, 2013 in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey LLP

McGladrey LLP

New York, NY

April 2, 2013

HF2 Financial Management Inc.

(A Company in the Development Stage)

BALANCE SHEETS

	December 31, 2012	March 27, 2013
ASSETS
Current assets
Cash	$98,990	$1,096,915
Prepaid expenses	—	139,600

Total current assets	98,990	1,236,515

Cash held in Trust Account	—	160,650,000
Deferred offering costs	324,237	—
Other non-current assets	—	57,742

Total assets	$423,227	$161,944,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued offering expenses	$248,207	$178,280
Accrued operating expenses	500	2,258
Accrued franchise taxes	—	42,480
Notes payable to stockholders	150,000	—

Total current liabilities	398,707	223,018
Deferred commissions	—	89,811

Total liabilities	398,707	312,829

Commitments and contingencies

Common Stock, subject to possible conversion, 0 and 14,334,421 shares at conversion value, respectively	—	150,511,421

Stockholders’ equity
Preferred stock, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, $0.0001 par value; 180,000,000 shares authorized; 4,255,000 shares issued and outstanding as of December 31, 2012 and 6,779,204 shares (excluding 14,334,421 shares subject to possible conversion) issued and outstanding as of March 27, 2013	425	678
Class B Common Stock, $0.000001 par value; 20,000,000 shares authorized; 20,000,000 shares issued and outstanding	20	20
Additional paid-in capital	24,575	11,187,685
Deficit accumulated during the development stage	(500)	(68,376)

Total Stockholders’ Equity	24,520	11,120,007

Total Liabilities and Stockholders’ Equity	$423,227	$161,944,257

The accompanying notes are an integral part of these financial statements.

HF2 Financial Management Inc.

(A Company in the Development Stage)

STATEMENTS OF OPERATIONS

	For the period from October 5, 2012 (Inception) to December 31, 2012	For the period from January 1, 2013 to March 27, 2013	For the period from October 5, 2012 (Inception) to March 27, 2013
Operating Expenses
Professional fees	$500	$20,000	$20,500
Franchise taxes	—	43,083	43,083
Insurance	—	2,258	2,258
Administrative expense	—	2,258	2,258
Other	—	277	277

Net loss	$(500)	$(67,876)	$(68,376)

Weighted average number of shares outstanding	4,255,000	4,499,504	3,293,803
Net loss per share, basic and diluted	$(0.00)	$(0.02)	$(0.02)

The accompanying notes are an integral part of these financial statements.

HF2 Financial Management Inc.

(A Company in the Development Stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount	Shares	Amount
Issuance of Class B Common Stock to initial stockholder on December 3, 2012 at $0.000001 per share	—	$—	20,000,000	$20	$—	$—	$20
Issuance of Class A Common Stock to initial stockholders on December 5, 2012 at $0.005875 per share	4,255,000	425	—	—	24,575	—	25,000
Net loss for the period						(500)	(500)

Balance at December 31, 2012	4,255,000	425	20,000,000	20	24,575	(500)	24,520
Issuance of Class A Common Stock to initial stockholders on February 26, 2013 at $0.005875 per share	1,464,457	147	—	—	8,458	—	8,605
Repurchase of Class A Common Stock from initial stockholders on February 26, 2013 at $0.005875 per share	(1,320,707)	(132)	—	—	(7,628)	—	(7,760)
Issuance of Class A Common Stock to initial stockholders on March 27, 2013 at $10.00 per share, net of commissions paid	1,414,875	142	—	—	13,910,797	—	13,910,939
Issuance of Class A Common Stock to public stockholders on March 27, 2013 at $10.00 per share, net of underwriting discount and offering expenses	15,300,000	1,530	—	—	147,761,470	—	147,763,000
Proceeds subject to possible conversion of 14,334,421 shares		(1,434)	—	—	(150,509,987)	—	(150,511,421)
Net loss for the period						(67,876)	(67,876)

Balance at March 27, 2013	21,113,625	$678	20,000,000	$20	$11,187,685	$(68,376)	$11,120,007

The accompanying notes are an integral part of these financial statements.

HF2 Financial Management Inc.

(A Company in the Development Stage)

STATEMENTS OF CASH FLOWS

	For the period from October 5, 2012 (Inception) to December 31, 2012	For the period from January 1, 2013 to March 27, 2013	For the period from October 5, 2012 (Inception) to March 27, 2013

Cash flows from operating activities
Net loss	$(500)	$(67,876)	$(68,376)
Adjustments to reconcile net loss to net cash used in operating activities
Increase in accrued operating expenses	500	1,758	2,258
Increase in accrued franchise taxes	—	42,480	42,480
Increase in prepaid expenses	—	(139,600)	(139,600)
Increase in other non-current assets	—	(57,742)	(57,742)

Net cash used in operating activities	—	(220,980)	(220,980)

Cash flows from investing activities
Cash held in Trust Account	—	(160,650,000)	(160,650,000)

Net cash used in investing activities	—	(160,650,000)	(160,650,000)

Cash flows from financing activities
Proceeds from issuance of Class A Common Stock	25,000	167,157,355	167,182,355
Cost of repurchases of Class A Common Stock	—	(7,760)	(7,760)
Proceeds from issuance of Class B Common Stock	20	—	20
Proceeds from notes payable	150,000	50,000	200,000
Repayment of notes payable	—	(200,000)	(200,000)
Payment of commissions	—	(148,000)	(148,000)
Payment of costs of public offering	(76,030)	(4,982,690)	(5,058,720)

Net cash provided by financing activities	98,990	161,868,905	161,967,895

Net increase in cash	$98,990	$997,925	$1,096,915

Balance of cash at beginning of period	$—	$98,990	$—

Balance of cash at end of period	$98,990	$1,096,915	$1,096,915

Supplemental schedule of non-cash financing activities
Accrual of costs of public offering	$324,237	$170,179	$178,280
Accrual of deferred commissions	$—	$89,811	$89,811

The accompanying notes are an integral part of these financial statements.

HF2 Financial Management Inc.

(A Company in the Development Stage)

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations

HF2 Financial Management Inc. (formerly H2 Financial Management Inc.) (a company in the development stage) (the “Company”) is a Delaware corporation formed on October 5, 2012 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

On February 13, 2013, the Company changed its name from H2 Financial Management Inc. to HF2 Financial Management Inc. to avoid any potential confusion with other entities using similar versions of the “H2” name in their respective businesses.

At March 27, 2013, the Company had not yet commenced any operations. All activity from October 5, 2012 (inception) through March 27, 2013 relates to the Company’s formation and initial public offering described below. The Company has selected December 31 as its fiscal year end.

The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The registration statement for the Company’s initial public offering was declared effective on March 21, 2013. On March 27, 2013, the Company consummated its initial public offering through the sale of 15,300,000 shares of Class A Common Stock (the “Public Shares”) at $10.00 per share (the “Public Offering”) and received proceeds, net of the underwriters’ discount and offering expenses, of $147,763,000. Simultaneously with the consummation of the Public Offering, the Company sold 1,414,875 shares of Class A Common Stock (the “Sponsors’ Shares”) to the Company’s initial stockholders (collectively, the “Sponsors”) at $10.00 per share in a private placement (the “Private Placement”) and raised $13,910,939, net of commissions. See Note 3 – Public Offering and Private Placement.

The Company also granted the underwriters a 45-day option to purchase up to an additional 2,295,000 Public Shares to cover over-allotments. See Note 7 – Subsequent Events.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. However, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon the closing of the Public Offering, $160,650,000 (representing $10.50 per Public Share sold in the Public Offering), including the proceeds of the Private Placement, was deposited in a trust account (the “Trust Account”) and will be invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, that invest solely in U.S. treasuries until the earlier of the consummation of its first Business Combination and the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s officers have agreed to be jointly and severally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, they may not be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In addition, interest income on the funds held in the Trust Account may be released to the Company to pay its income, franchise and other tax obligations and to pay for its working capital requirements in connection with searching for a Business Combination.

HF2 Financial Management Inc.

(A Company in the Development Stage)

Notes to Financial Statements

The Company’s shares are listed on the Nasdaq Capital Market (“Nasdaq”). Pursuant to the Nasdaq listing rules, the target business or businesses that the Company acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its Business Combination, although the Company may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance.

The Company will seek stockholder approval of any Business Combination at a meeting called for such purpose at which Public Stockholders (as defined below) may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and interest income). The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and a majority of the outstanding shares of the Company voted are voted in favor of the Business Combination. Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to 20% or more of the Public Shares without the Company’s prior written consent. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, each Public Stockholder seeking to exercise conversion rights will be required to certify whether such stockholder is acting in concert or as a group with any other stockholder. These certifications, together with any other information relating to stock ownership available at that time, will be the sole basis on which the above-referenced determination is made. If it is determined that a stockholder is acting in concert or as a group with any other stockholder, the stockholder will be notified of the determination and will be offered an opportunity to dispute the finding. The final determination as to whether a stockholder is acting in concert or as a group with any other stockholder will ultimately be made in good faith by the Company’s board of directors. In connection with any stockholder vote required to approve any Business Combination, the Sponsors will agree (1) to vote any of their respective Founders’ Shares (as defined below), Sponsors Shares and any Public Shares they acquired in the proposed public offering or may acquire in the aftermarket in favor of the Business Combination and (2) not to convert any of their respective Founders’ Shares and Sponsors Shares.

The Company’s amended and restated Certificate of Incorporation provides that the Company will continue in existence only until September 21, 2014 (or March 21, 2015 if the Company has executed a letter of intent, agreement in principle or a definitive agreement for a Business Combination before September 21, 2014 but the Business Combination has not been completed by September 21, 2014). If the Company has not completed a Business Combination by such date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares held by the public stockholders of the Company’ (“Public Stockholders”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest but net of franchise taxes and income taxes payable with respect to interest earned on the Trust Account, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (except for the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the Public Stockholders will be entitled to receive a full pro rata interest in the Trust Account (initially $10.50 per share, plus any pro rata interest earned on the Trust Account not previously released to the Company).

Note 2 — Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash deposits with major financial institutions.

HF2 Financial Management Inc.

(A Company in the Development Stage)

Notes to Financial Statements

Concentration of Credit Risk

The Company maintains its cash with high credit quality financial institutions. At times, the Company’s cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Fair Value of Financial Instruments

The Company intends to carry its investments at fair value based on quoted market prices, a Level 1 input, which is defined by Accounting Standards Codification (ASC) “Fair Value Measurements and Disclosures” as quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Net Loss per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The Company does not have any dilutive securities outstanding. As such, basic net loss per share equals dilutive loss per share for the period. Shares of the Company’s Class B Common Stock have no economic rights, other than the right to be redeemed at par value upon liquidation. As such shares of Class B Common Stock are not considered participating securities and therefore not included in the calculation of net loss per share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

The Company has recorded deferred tax assets relating to expenses deferred for income tax purposes at December 31, 2012 and March 27, 2013 amounting to $190 and $25,989, respectively, as well as offsetting full valuation allowances, as the Company is not currently generating income that will allow this asset to be realized. The table below sets forth the Company’s deferred tax assets.

	December 31, 2012	March 27, 2013
Total deferred tax assets	$(190)	$(25,989)
Less: valuation allowance	190	25,989

Net deferred tax assets	$—	$—

The Company’s effective tax rate differs from the statutory rate primarily due to the increase in the Company’s valuation allowance. The table set forth below provides a reconciliation of the Company’s statutory tax rate to its effective tax rate.

HF2 Financial Management Inc.

(A Company in the Development Stage)

Notes to Financial Statements

	For the period from October 5, 2012 (Inception) to December 31, 2012	For the period from January 1, 2013 to March 27, 2013	For the period from October 5, 2012 (Inception) to March 27, 2013
Statutory federal tax rate	35.0%	35.0%	35.0%
State tax, net of federal benefit	3.0%	3.0%	3.0%
Increase in valuation allowance	(38.0%)	(38.0%)	(38.0%)

Effective tax rate	0.0%	0.0%	0.0%

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 5, 2012, the evaluation was performed for the tax year ended December 31, 2012, which is the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from October 5, 2012 (inception) through March 27, 2013. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Public Offering and Private Placement

On March 27, 2013, the Company sold 15,300,000 shares of Class A Common Stock at an offering price of $10.00 per share generating gross proceeds of $153,000,000 in the Public Offering.

Simultaneously with the consummation of the Public Offering, the Company consummated the Private Placement with the sale of 1,414,875 Sponsors’ Shares to its initial stockholders at a price of $10.00 per share, generating total proceeds of $14,148,750. The Sponsors’ Shares are identical to the shares of Class A Common Stock sold in the Public Offering, except that the Sponsors have agreed to vote the Sponsors’ Shares in favor of any proposed Business Combination, and not to convert any Sponsors’ Shares in connection with a stockholder vote to approve a proposed Business Combination. In the event of a liquidation prior to a Business Combination, the Sponsors have agreed that the Sponsors’ Shares will not participate in liquidating distributions. Additionally, the Sponsors have agreed not to transfer, assign or sell any of the Sponsors’ Shares (except to certain permitted transferees) until 30 days after the completion of the Company’s initial Business Combination.

The Sponsors are entitled to registration rights with respect to the Founders’ Shares and the Sponsors’ Shares, EarlyBirdCapital, Inc. will be entitled to registration rights with respect to the Deferred Commission Shares (as defined below) and the Sponsors and the Company’s officers, directors and Advisory Board members will be entitled to registration rights with respect to any shares they may be issued in payment of working capital loans made to the Company, pursuant to a registration rights agreement. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of

HF2 Financial Management Inc.

(A Company in the Development Stage)

Notes to Financial Statements

a Business Combination. The holders of the Sponsors’ Shares or shares issued in payment of working capital loans made to the Company or holders of Deferred Commission Shares are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Sponsors, the holders of shares issued in payment of working capital loans made to the Company or the holders of Deferred Commission Shares have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company entered into an agreement with the underwriters of the Public Offering (“Underwriting Agreement”) after the registration statement for the Company’s initial public offering was declared effective on March 21, 2013. Pursuant to the Underwriting Agreement, the Company paid 2.9% of the gross proceeds of the Public Offering, or $4,437,000, as an underwriting discount.

The Company has also engaged EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. as advisors and investment bankers in connection with a Business Combination, and will pay such firms an aggregate cash advisory fee of 4.0% of the gross proceeds of the Public Offering if the Company consummates a Business Combination.

The Company also paid EarlyBirdCapital, Inc. a commission of $148,000 upon the sale of the Sponsors’ Shares and has agreed to pay a deferred commission of $89,811 upon the closing of the Company’s initial business combination. At its option, the Company may pay the deferred commission in cash or in shares of the Company’s Class A Common Stock based on a price of $10.50 per share (“Deferred Commission Shares”).

The Company also granted the underwriters a 45 day option to purchase up to 2,295,000 shares to cover over-allotments. See Note 7 – Subsequent Events.

Note 4 — Notes Payable to Stockholders — Related Party

On November 30, 2012, the Company issued unsecured promissory notes in an aggregate principal amount of $150,000. On March 21, 2013, the Company issued an additional unsecured promissory note in the principal amount of $50,000. All of the notes were non-interest bearing and payable on the earliest to occur of (i) November 29, 2013, (ii) the consummation of the Public Offering or (iii) the date on which the Company determined not to proceed with the Public Offering. The notes were repaid immediately following the consummation of the Public Offering from the net proceeds of such Public Offering.

Note 5 — Commitments and Contingencies

The Company receives general and administrative services including office space, utilities and secretarial support from Berkshire Capital Securities LLC, an affiliate of the Company’s officers and Chairman. The Company has agreed to pay Berkshire Capital of a monthly fee of $10,000 for such services beginning March 21, 2013, the effective date of the registration statement for the Public Offering. This arrangement will terminate upon completion of the Company’s Business Combination or the distribution of the Trust Account to the Public Stockholders.

Note 6 — Stockholder Equity

Preferred Stock

The Company is authorized to issue 2,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of March 27, 2013, there are no shares of preferred stock issued or outstanding.

Class A Common Stock

The Company is authorized to issue 180,000,000 shares of Class A Common Stock with a par value of $0.0001 per share.

HF2 Financial Management Inc.

(A Company in the Development Stage)

Notes to Financial Statements

In connection with the organization of the Company, on December 5, 2012, a total of 4,255,000 shares of the Company’s Class A Common Stock were sold to the Sponsors at a price of approximately $0.005875 per share for an aggregate of $25,000 (the “Founders’ Shares”). On February 26, 2013, the Company repurchased 1,320,707 shares of the Founders’ Shares from certain of the Sponsors at the original sale price of approximately $0.005875 per share for an aggregate of $7,760. On the same date, the Company also sold 1,464,457 shares of the Company’s Class A Common Stock to certain existing and new Sponsors at the same price of approximately $0.005875 per share for an aggregate of $8,605. The Company consummated these transactions to facilitate investments by new Sponsors and to reallocate Founders’ Shares among existing Sponsors. Following these transactions, the Sponsors owned a total of 4,398,750 Founders’ Shares, including an aggregate of 573,750 shares which were subject to forfeiture if the over-allotment option had not been exercised by the underwriters. See Note 7 – Subsequent Events.

The Founders’ Shares were placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Such shares will be released from escrow on the first anniversary of the closing date of the initial Business Combination. Subject to certain limited expectations, these shares will not be transferable during the escrow period.

As of March 27, 2013, 6,775,449 shares of Class A Common Stock were issued and outstanding, excluding 14,338,176 shares of Class A Common Stock subject to possible conversion.

Class B Common Stock

The Company is authorized to issue 20,000,000 shares of Class B Common Stock with a par value of $0.000001 per share.

In connection with the organization of the Company, on December 3, 2012, a total of 20,000,000 shares of the Company’s Class B Common Stock were sold to R. Bruce Cameron, the Company’s Chairman, at a price of approximately $0.000001 per share for an aggregate of $20. Shares of Class B Common Stock are entitled to ten votes per share and vote with the holders of Class A Common Stock, as a single class, on all matters presented to holders of the Company’s common stock for a vote. Shares of Class B Common Stock have no economic rights (other than the right to be redeemed at par value upon liquidation). Prior to the Company’s Business Combination and in connection with any vote on the Business Combination, the shares of Class B Common Stock will be voted on all matters presented to holders of the Company’s common stock for a vote in proportion to the vote of the holders of the Class A Common Stock. As a result, prior to the consummation of the Business Combination, holders of a majority of the shares of Class A Common Stock will control the vote on any matter submitted to stockholders for a vote. If the shares of Class B Common Stock remain outstanding following the consummation of the Business Combination, the holders of the Class B Common Stock will be entitled to vote the shares of Class B Common Stock in their own discretion.

Note 7 — Subsequent Events

In connection with the Public Offering, the Company granted the underwriters a 45-day option to purchase up to an additional 2,295,000 Public Shares to cover over-allotments. On March 28, 2013, the underwriters elected to exercise the over-allotment option to the full extent of 2,295,000 Public Shares. The Company closed the sale of the Public Shares pursuant to the over-allotment option on April 1, 2013 and received proceeds, net of the underwriters’ discount, of $22,284,450. Simultaneously with the closing of the sale of the Public Shares pursuant to the over-allotment option, the Company raised an additional $1,813,050, net of commissions, through the sale of an additional 183,525 Sponsors’ Shares to the Sponsors in a private placement to maintain in the Trust Account an amount equal to $10.50 per Public Share sold. The Company deposited all of the net proceeds of these sales, or $24,097,500, in the Trust Account.

The Company also paid EarlyBirdCapital, Inc. a commission of $22,200 upon the sale of the Sponsors’ Shares in connection with the consummation of the over-allotment option and has agreed to pay a deferred commission of $11,649 upon the closing of the Company’s initial business combination. At its option, the Company may pay the deferred commission in cash or in shares of the Company’s Class A Common Stock based on a price of $10.50 per share.